Exhibit 10.21

Amendment Agreement No. 2 dated , September 25, 2008 among:

(i)          Lifetime Brands, Inc., a company duly organized and in existence pursuant to the laws of the State of Delaware in the United States of America (“LTB” or “Strategic Investor”);

(ii)         Grupo Vasconia S.A.B., formerly known as Ekco, S.A.B., a Mexican sociedad anónima bursátil duly organized and in existence pursuant to the laws of the United Mexican States (the “Company”, provided that when the context so requires it, “Company” shall also include the Company Subsidiaries); and

(iii)        Mr. José Ramón Elizondo Anaya, a Mexican individual (“Mr. Elizondo”), Mr. Miguel Ángel Huerta Pando, a Mexican individual (“Mr. Huerta” and together with Mr. Elizondo the “Primary Shareholders”).

WITNESSETH

WHEREAS, Lifetime Brands, Inc., Ekco, S.A.B. (now known as Grupo Vasconia S.A.B.), Mr. José Ramón Elizondo Anaya and Mr. Miguel Angel Huerta Pando entered into a Shares Subscription Agreement dated June 8, 2007 (the “SSA”) pursuant to which they agreed, among others, on the terms and conditions for a subscription of shares issued by Ekco, S.A.B. (now known as Grupo Vasconia S.A.B.) by Lifetime Brands, Inc.

WHEREAS, on September 5, 2007 the parties entered into an Amendment Agreement No. 1 to amend the SSA.

WHEREAS, the parties wish to amend the SSA as described below:

NOW THEREFORE, the parties hereto agree as follows:

1. Section 9.1(f)(i) is hereby amended to read as follows:

(i)        The Company agrees that it shall not (i) directly or indirectly carry on activities, conduct, own an interest in or otherwise participate (whether as a supplier, lender, guarantor, investor, employer, proprietor, shareholder, agent, consultant or partner) in the manufacture, sale or distribution of or in the control or management of all or any part of a business involved in the manufacture, sale or distribution of houseware products, including, but not limited to, kitchenware, cookware, pressure cookers, pots, pans, kitchen gadgets and utensils, cutlery, thermoses, dinnerware and flatware in the United States or Canada (the “Cross-Border Products”) until the second anniversary of the Exit Date, without the prior written consent of Strategic Investor, provided that the Company shall have the right to continue selling the Cross-Border Products to such customers listed in Exhibit 9.1 (f) (i) “List of Customers”, and to such other customers as may be requested in writing by the Company (the “Requested Customers”) and that have not been vetoed by the Strategic Investor. The Company shall have the right to sell to the Requested Customers only if the Company has not received a written veto from the Strategic Investor within ten (10) Business Days following the date the written notice was received by the Strategic Investor. Any one of the Cross-Border Products that is also sold by the Strategic Investor shall be sold by the Company at a price no less than the price identified by the Strategic Investor on an approved price list (the “Approved Price List”), as may be provided and updated by the Strategic Investor from time to time;

2. Section 9.1(f)(iii) is hereby amended to read as follows:

(iii)      Strategic Investor shall not directly or indirectly (including through its Affiliates) carry on activities, conduct, own an interest in or otherwise participate (whether as a supplier, lender, guarantor, investor, employer, proprietor, shareholder, agent, consultant or partner), sale or distribution of or in the control or management of all or any part of a business involved in the manufacture, sale or distribution of houseware products, including but not limited to kitchenware, cookware, pressure cookers, pots, pans, kitchen gadgets and utensils, cutlery, thermoses, dinnerware and flatware in Mexico, Colombia, Brazil, Chile, Peru, Ecuador, Argentina, Venezuela, Costa Rica, El Salvador, Guatemala, Honduras, Nicaragua, Panama, Belize and Dominican Republic, until the second anniversary of the Exit Date, without the prior written consent of the Company and the Primary Shareholders; provided, however, that the foregoing does not apply with respect to Strategic Investor’s Corporate Giftware Agreement with Arc International relating to the Mikasa business.

3. All other provisions of the SSA shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LIFETIME BRANDS, INC.

By: /s/ Jeffrey Siegel Name: Jeffrey Siegel Title: Attorney-in-fact

GRUPO VASCONIA S.A.B. (FORMERLY KNOWN AS EKCO, S.A.B.)

By:/s/ José Ramón Elizondo Anaya Name: Mr. José Ramón Elizondo Anaya Title: Attorney-in-fact

By:/s/ Emmanuel Reveles Ramírez Name: Mr. Emmanuel Reveles Ramírez Title: Attorney-in-fact

PRIMARY SHAREHOLDERS

By:/s/ José Ramón Elizondo Anaya Name: Mr. José Ramón Elizondo Anaya

By:/s/ Miguel Ángel Huerta Pando Name: Mr. Miguel Ángel Huerta Pando

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